EXHIBIT 23.2

                                  [LETTERHEAD]

Board of Directors
Falcon Natural Gas Corp.
Houston, Texas

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the use of our report dated April 28, 2006, on the financial statements of Falcon Natural Gas Corp. as of December 31, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.


                                        /s/ Williams & Webster, P.S.
                                        ----------------------------------------
                                        Williams & Webster, P.S.
                                        Spokane, Washington

                                        July 21, 2006